UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2024

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400

Chicago, IL 60602

(Address of principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

John Bean Technologies Corporation, a Delaware corporation (“JBT”), is filing this Current Report on Form 8-K (this “Current Report”) to provide certain financial information with respect to Marel hf., a public limited liability company incorporated under the laws of Iceland (“Marel”), and JBT’s voluntary public takeover offer to Marel’s shareholders (the “Marel Shareholders”) to acquire all of the issued and outstanding ordinary shares of Marel (the “Offer”). As previously announced, on April 4, 2024, JBT, John Bean Technologies Europe B.V., a wholly owned subsidiary of JBT (the “JBT Offeror”), and Marel entered into a definitive agreement related to the Offer and certain other transactions (collectively, the “Transaction”). On June 24, 2024, the JBT Offeror launched the Offer.

In connection with the Offer, on August 9, 2024, JBT distributed certain information to the Marel Shareholders, including (a) Marel’s unaudited condensed consolidated interim financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 and the related notes, which are filed herewith as Exhibit 99.1 and included herein, and (b) JBT’s unaudited pro forma condensed combined financial information giving effect to the Transaction (the “Pro Forma Financial Information”), which includes the unaudited pro forma condensed combined balance sheet as of June 30, 2024, the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024 and the year ended December 31, 2023 and the related notes, which are filed herewith as Exhibit 99.2 and included herein.

The Pro Forma Financial Information included in this Current Report has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that JBT will experience after the Transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Marel’s unaudited condensed consolidated interim financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 and the related notes.

99.2	JBT’s unaudited pro forma condensed combined financial information giving effect to the Transaction, which includes the unaudited pro forma condensed combined balance sheet as of June 30, 2024, the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024 and the year ended December 31, 2023 and the related notes.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

IMPORTANT NOTICES

This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In particular, this Current Report is not an offer of securities for sale in the United States, Iceland, the Netherlands or Denmark.

NOTE TO U.S. SHAREHOLDERS

It is important that U.S. shareholders understand that the Offer and any related offer documents are subject to disclosure and takeover laws and regulations in Iceland and other European jurisdictions, which may be different from those of the United States. The Offer will be made in compliance with the U.S. tender offer rules, including Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any exemption available to JBT in respect of securities of foreign private issuers provided by Rule 14d-1(d) under the Exchange Act.

IMPORTANT ADDITIONAL INFORMATION

No offer of JBT securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption from registration, and applicable European regulations, including the Icelandic Prospectus Act no. 14/2020 and the Icelandic Takeover Act no. 108/2007 on takeovers. In connection with the Offer, JBT filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-279438) (the “Registration Statement”) that included a proxy statement/prospectus (the “Proxy Statement/Prospectus”). The Registration Statement was declared effective by the SEC on June 25, 2024. Additionally, JBT filed with the Financial Supervisory Authority of the Central Bank of Iceland (the “FSA”) an offer document and a prospectus, which have been approved by the FSA and which have been published.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE PROSPECTUS, AND THE OFFER DOCUMENT, AS APPLICABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR THE FSA CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about JBT, without charge, at the SEC’s website at www.sec.gov, and on JBT’s website at https://ir.jbtc.com/overview/default.aspx. You may obtain a free copy of the prospectus on the FSA’s website at www.fme.is and on JBT’s website at https://www.jbtc.com/jbt-marel-offer-launch/ as well as a free copy of the offer document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Matthew J. Meister
Name:	Matthew J. Meister
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: August 13, 2024

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